Exhibit 10.1

BROADWING CORPORATION

3.125% Convertible Senior Debentures due 2026

PURCHASE AGREEMENT

May 9, 2006

JEFFERIES & CO., INC.

520 Madison Avenue

New York, New York 10022

CIBC WORLD MARKETS CORP.

300 Madison Avenue

Third Floor

New York, NY 10017

Ladies and Gentlemen:

Introductory. Broadwing Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to Jefferies & Co., Inc. (“Jefferies”) and CIBC World Markets Corp. (“CIBC” and, together with Jefferies, the “Initial Purchasers”), severally and not jointly $150,000,000 aggregate principal amount of the Company’s 3.125% Convertible Senior Debentures due 2026 (the “Firm Debentures”). In addition, the Company has granted to the several Initial Purchasers an option to purchase up to $30,000,000 aggregate principal amount of the Company’s 3.125% Convertible Senior Debentures due 2026 (the “Option Debentures”), as provided in Section 2. The Firm Debentures and, if and to the extent such option is exercised, the Option Debentures are collectively called the “Debentures.” The Debentures will be unconditionally guaranteed as to the payment of principal, interest, liquidated damages, if any (the “Guarantees”) by each of the Company’s existing domestic subsidiaries listed on Schedule I hereto (the “Guarantors”) and certain subsequently acquired or organized domestic subsidiaries. The Debentures and the Guarantees are to be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors party thereto and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”).

The Debentures will be convertible into shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), in accordance with the terms of the Debentures and the Indenture, at an initial ratio of 60.241 shares per $1,000 principal amount of Debentures, representing an initial conversion price of approximately $16.60 per share.

The holders of Debentures will be entitled to the benefits of a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors party thereto will file a shelf registration statement with the Securities and Exchange Commission (the “Commission”) registering resales of the Debentures and the shares of Common Stock issuable upon conversion thereof (the “Conversion Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Company understands that the Initial Purchasers propose to make an offering of the Debentures on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Debentures to purchasers (“Subsequent Purchasers”) at any time after the date of this Agreement. The Debentures are to be offered and sold through the Initial Purchasers without being registered under the Securities Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Debentures and the Indenture, investors that acquire Debentures may only resell or otherwise transfer such Debentures if such Debentures are hereinafter registered under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A (“Rule 144A”) and Regulations S (“Reg S”) of the rules and regulations promulgated under the Securities Act by the Commission).

The Company and the Guarantors have prepared and will deliver to the Initial Purchasers (A) on the date hereof or the next succeeding business day, copies of a final offering memorandum (the “Offering Memorandum”) for use by the Initial Purchasers in connection with their offering of the Debentures. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Offering Memorandum, or any amendment or supplement to such document), including the documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their offering of the Debentures, (B) on or prior to the date hereof the preliminary offering memorandum dated May 8, 2006 (the “Preliminary Offering Memorandum” and together with the pricing terms to Subsequent Purchasers set forth on the final terms sheet attached as Schedule II hereto, the “Disclosure Package”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described” or “stated” in the Disclosure Package and the Offering Memorandum (or other references of like import) shall be deemed to mean and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated by reference in the Disclosure Package and the Offering Memorandum.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

Section 1. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each of the several Initial Purchasers as of the date hereof and as of the Closing Date and as of the Option Closing Date (as defined below), if any, as follows:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries (the “Subsidiaries”) other than those listed in the Disclosure Package and the Offering Memorandum. Except as disclosed in the Form 10-K or in Schedule III, the Company owns, directly or indirectly, the capital stock or comparable equity interests of each Subsidiary free and clear of any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction (collectively, “Liens”) and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Good Standing of the Company and its Subsidiaries. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as described in the Disclosure Package and the Offering Memorandum. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of this Agreement, the Indenture, the Registration Rights Agreement, the Debentures and the Guarantees, as applicable (collectively, the “Transaction Documents”), (ii) reasonably be expected to have or result in a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c) Capitalization and Other Capital Stock Matters. Upon issuance and delivery of the Debentures and the Guarantees in accordance with this Agreement and the Indenture, the Debentures will be convertible at the option of the holder thereof into shares of Common Stock; the Conversion Shares have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such Conversion Shares when issued upon such conversion will be validly issued, fully paid and non-assessable. Neither the offering nor sale of the Debentures and the Guarantees as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration under the Securities Act of any shares of Common Stock except pursuant to the Registration Rights Agreement.

As of March 31, 2006, the outstanding capital stock of the Company consists of 87,155,664 shares, 87,155,664 shares of which are common stock, $0.01 par value per share, and zero shares of which are preferred stock, $0.01 par value per share. As of March 31, 2006, the authorized capital stock of the Company consists of 1,900,000,000 shares of common stock and 200,000,000 shares of preferred stock. As of December 31, 2005, there were 74,038,257 shares of common stock issued and outstanding. There were no shares of preferred stock outstanding on March 31, 2006. Except as disclosed in the SEC Reports (as defined below), there has been no material change in the Company’s capitalization since March 31, 2006. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in the Disclosure Package there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as disclosed in Schedule IV, the issue and sale of the Debentures will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Initial Purchasers upon conversion of the Debentures) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in the proxy statement for the Company’s annual meeting of stockholders held on May 12, 2006, no person or group of related persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

The information set forth under the caption “Capitalization” in the Disclosure Package and the Offering Memorandum is true and correct in all material respects. The Debentures, the Guarantees, the Indenture, the Registration Rights Agreement and the Conversion Shares conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Offering Memorandum.

(d) Distribution of Offering Material by the Company. The Disclosure Package, as of the Applicable Time (as defined below) did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Offering Memorandum, as of its date and as of the Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Disclosure Package or the Offering Memorandum or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Initial Purchasers, specifically for use in the preparation thereof. The documents incorporated or deemed to be incorporated by reference in the Disclosure Package and the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”).

“Applicable Time” means 4:00 p.m. (Eastern Standard Time) on May 9, 2006.

(e) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports to the extent required by the rules and regulations of the Commission as in effect at the time of filing.

(f) Independent Accountants. KPMG LLP, who has certified certain of the financial statements included as part of, or incorporated by reference in, the Disclosure Package and the Offering Memorandum, are independent public accountants within the meaning of the Securities Act and the rules and regulations thereunder.

(g) No Material Adverse Proceedings. Except as disclosed in the Disclosure Package and the Offering Memorandum, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(h) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property, do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and could not, individually or in the aggregate, have or result in a Material Adverse Effect. To the Company’s knowledge, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance except, in each case, as could not reasonably be expected to result in a Material Adverse Effect.

(i) Tax Law Compliance. Each of the Company and the Subsidiaries has filed or caused to be filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or caused to be paid all taxes shown as due thereon; and other than tax deficiencies that the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

(j) Material Changes. Since the respective dates as of which information is given in the Disclosure Package and the Offering Memorandum, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B)

liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.

(k) Compliance. Neither the Company nor any of its Subsidiaries is in violation of or in default under its Certificate of Incorporation, as currently in effect (the “Charter”), or its bylaws, as currently in effect (the “By-Laws”) (or in the case of an entity that is not a corporation, such entity’s governing documents) or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default would have a Material Adverse Effect. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) to the Company’s knowledge, is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

(l) No Consents. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary to be made by or on behalf of the Company and the Guarantors in connection with the execution and delivery by the Company and the Guarantors of this Agreement, the issuance and sale of the Debentures and the Guarantees and the issuance of the Conversion Shares and the consummation of the transactions contemplated in this Agreement, the Debentures, the Guarantees, the Indenture and the Registration Rights Agreement has been obtained or made and is in full force and effect, except for (i) the effectiveness of the shelf registration statement under the Securities Act and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in each case, as contemplated by the Registration Rights Agreement, the Disclosure Package and the Offering Memorandum and (ii) such additional steps as may be necessary to qualify the Debentures for public offering by the Initial Purchasers under state securities or Blue Sky laws.

(m) Patents and Trademarks. Except as disclosed in the Disclosure Package and the Offering Memorandum, to the Company’s knowledge, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Disclosure Package and the Offering Memorandum and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the

Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any person except as may be described in the Disclosure Package and the Offering Memorandum or as could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, in each case except as may be described in the Disclosure Package and the Offering Memorandum or as could not reasonably be expected to result in a Material Adverse Effect.

(n) Regulatory Permits, etc. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Disclosure Package and the Offering Memorandum, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit, except as described in the Disclosure Package and the Offering Memorandum or as could not reasonably be expected to result in a Material Adverse Effect.

(o) No Price Stabilization or Manipulation. Neither the Company, the Guarantors, nor to the Company’s and the Guarantor’s best knowledge, any of their respective affiliates (as defined in Rule 144 under the Act), has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the manipulation or unlawful stabilization of the price of the shares of Common Stock to facilitate the sale or resale of the Debentures or Conversion Shares.

(p) Company Not an “Investment Company.” The Company and the Guarantors are not, and after receipt of payment for the Debentures none of them will be, an “investment company” within the meaning of Investment Company Act of 1940 and will conduct their respective business in a manner so that none will become subject to the Investment Company Act.

(q) Internal Control Over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the audited financial statements included in Disclosure Package and the Offering Memorandum, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(r) Sarbanes-Oxley. The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof.

(s) Internal Accounting and Disclosure Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective.

(t) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(u) ERISA Compliance. Except as otherwise disclosed in the Disclosure Package and the Offering Memorandum, the Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(v) No Labor Disturbance. No labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees or consultants of the Company that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(w) Compliance with Environmental Laws. Except as described in the Disclosure Package and the Offering Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(x) No Unlawful Contributions or Other Payments. Neither the Company nor the Guarantors nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Guarantors has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any bribe, rebate, payoff, influence, payment, kickback or other unlawful payment.

(y) Compliance with Federal Reserve Regulations. Neither the Company nor any of the Subsidiaries owns any “margin securities” as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System ( the “Federal Reserve Board”), and none of the proceeds of the sale of the Debentures will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Debentures to be considered a “purpose credit” within the meanings of Regulation G, T, U or X of the Federal Reserve Board.

(z) Authority. The Company and the Guarantors have the requisite corporate or limited liability company power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which they are a party and otherwise to carry out their obligations hereunder and thereunder.

(aa) Purchase Agreement. This Agreement has been duly authorized, executed and delivered.

(bb) Indenture. The Indenture has been duly authorized by the Company and the Guarantors party thereto and, when executed and delivered by the Company, the Guarantors party thereto and the Trustee, will constitute a valid and binding agreement of the Company and the Guarantors party thereto, enforceable against the Company and the Guarantors party thereto in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law).

(cc) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and the Guarantors party thereto and, when executed and delivered by the Company, the Guarantors party thereto and the Initial Purchasers, will constitute a valid and binding agreement of the Company and the Guarantors party thereto, enforceable against the Company and the Guarantors party thereto in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

(dd) Debentures. The Debentures have been duly authorized and at the Closing Date, when executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be entitled to the benefits of, the Indenture and the Registration Rights Agreement.

(ee) Guarantees. The Guarantees have been duly authorized and at the Closing Date, when executed by the Guarantors, authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms except enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be entitled to the benefits of, the Indenture and the Registration Rights Agreement.

(ff) No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the Guarantors and the consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, except to the extent that such conflict, default or termination right could not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(gg) No Solicitations; Private Placement. Neither the Company, the Guarantors nor any of their respective affiliates, as such term is defined in Rule 501(b) of Regulation D under the Securities Act (each an “Affiliate”), has directly or indirectly, solicited any offers to buy, sold or offered to sell any security under circumstances that would require the Debentures or the Conversion Shares to be registered under the Securities Act. None of the Company, the Guarantors, their Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act. Assuming the accuracy of the Initial Purchasers’ representations and warranties set forth in Section 2 and compliance with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale issuance and delivery of the Debentures and the Guarantees to the Initial Purchasers and the offer, resale and delivery of the Debentures by the Initial Purchasers in the manner contemplated by this Agreement, the Disclosure Package and the Offering Memorandum to register the Debentures under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(hh) No Securities of the Same Class. The Debentures are eligible for resale pursuant to Rule 144A and Reg S and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system.

(ii) Related Party Transactions. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) exceeding $60,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

The Company and the Guarantors acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchasers, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Debentures.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company and the Guarantors agree to sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Firm Debentures set forth opposite their names on Schedule V at the purchase price of 96.875% of the principal amount of the Firm Debentures (and the Guarantees thereof) (the “Purchase Price”) plus accrued interest if any from the Closing Date.

(b) Payment of the Purchase Price for the Firm Debentures to be sold hereunder is to be made in immediately available funds via wire transfer to the order of the Company for the Debentures to be sold by it against delivery of certificates therefor to the Initial Purchasers. Such delivery is to be made at the offices of Latham & Watkins LLP, New York, New York at 9:00 a.m., EST time, on May 16, 2006 or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which each of the New York Stock Exchange and the Nasdaq National Market is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) Upon delivery of the Purchase Price, one or more global securities representing the Debentures shall be registered by the Trustee in the name of the nominee of The Depositary Trust Company (“DTC”), Cede & Co., credited to the respective accounts of each of the Initial Purchasers and deposited with the Trustee as custodian for DTC on the Closing Date.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantors hereby grant to the Initial Purchasers an option to purchase, severally and not jointly, pro rata (in the same proportion as each Initial Purchaser is obligated to purchase the Firm Debentures), any or all of the Option Debentures (and the Guarantees thereof) at the Purchase Price. The option granted hereby may be exercised in whole or in part by Jefferies giving written notice to the Company setting forth the aggregate principal amount of Option Debentures as to which the Initial Purchasers are exercising the option and the time and date for delivery of and payment for such Option Debentures. The time and date at which certificates for Option Debentures are to be delivered shall be determined by Jefferies but shall not be later than 30 days from and including the Closing Date, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. Jefferies may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Debentures shall be made on the Option Closing Date in immediately available funds via wire transfer to the order of the Company for the Option Debentures against delivery of Debentures therefor.

(d) It is understood that each Initial Purchaser will offer and sell the Debentures in accordance with this Section 2 as soon as that Initial Purchaser deems it advisable to do so. The Debentures are to be initially offered at the offering price set forth in the Disclosure Package and Offering Memorandum. Each Initial Purchaser may from time to time thereafter change the price and other selling terms.

(e) Each Initial Purchaser severally and not jointly understands and acknowledges that the Debentures and the Conversion Shares have not been and will not be registered under the Securities Act (except as contemplated by the Registration Rights Agreement) and may not be offered or sold, except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, each Initial Purchaser severally and not jointly agrees that it will offer and sell the Debentures only to persons that it reasonably believes to be qualified institutional buyers as defined in Rule 144A under the Securities Act and outside the United States to “Non-U.S. Persons” as defined in Reg S under the Securities Act.

(f) Each Initial Purchaser severally and not jointly agrees that neither it nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in connection with any offer or sale of the Debentures in the United States.

(g) Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company and the Guarantors that it is a “qualified institutional buyer” within the meaning of Rule 144A (a “QIB”) and an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

Section 3. Covenants of the Company and the Guarantors. The Company and the Guarantors further covenant and agree with the Initial Purchasers as follows:

(a) Blue Sky Compliance. The Company will cooperate with the Initial Purchasers in endeavoring to qualify the Debentures for sale under the securities laws of such jurisdictions as the Initial Purchasers may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company and the Guarantors shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company and the Guarantors will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Initial Purchasers may reasonably request for distribution of the Debentures.

(b) Delivery of Offering Memoranda. The Company and the Guarantors will deliver to, or upon the order of, the Initial Purchasers, from time to time, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum as the Initial Purchasers may reasonably request, including documents incorporated by reference therein, and of all amendments thereto, as the Initial Purchasers may reasonably request.

(c) Amendments and Supplements to the Offering Memoranda and Other Securities Act Matters. The Company will immediately notify the Initial Purchasers, and confirm such notice in writing, of (i) any filing made by the Company of information with any securities exchange or any other regulatory body in the United States or any other jurisdiction until such time as the placement of the Debentures by the Initial Purchasers is complete, as evidenced by a notice in writing from the Initial Purchasers that is promptly provided to the Company, and (ii) prior to the completion of the placement of the Debentures by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers that is promptly provided to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Guarantors and their respective subsidiaries, considered as one enterprise, which (x) make any statement in the Disclosure Package or the Offering Memorandum false or misleading or (y) are not disclosed in the Disclosure Package or Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Disclosure Package or the Offering Memorandum in

order that the Disclosure Package or the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Disclosure Package or the Offering Memorandum by preparing and furnishing to the Initial Purchasers an amendment or amendments of, or a supplement or supplements to, the Disclosure Package or the Offering Memorandum (in form and substance reasonably satisfactory to Jefferies) so that, as so amended or supplemented, the Disclosure Package or the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

(d) Offers; Solicitations. The Company and the Guarantors represent and agree that, unless they obtain the prior consent of Jefferies, they have not made and will not make any offer relating to the Debentures by means of any “individual written communication” (within the meaning of the Securities Act) prepared by or on behalf of the Company or the Guarantors, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Debentures other than the Disclosure Package and the Offering Memorandum or amendments or supplements thereto, including, without limitation, any road show relating to the Debentures that constitutes such a written communication.

(e) Amendments to Offering Memoranda. The Company and the Guarantors will advise the Initial Purchasers promptly of any proposal to amend or supplement the Disclosure Package and the Offering Memorandum and will not effect such amendment or supplement without the consent of Jefferies, which consent shall not be unreasonably withheld. Neither the consent of Jefferies nor the Initial Purchasers’ delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(f) Depositary Trust Company. The Company and the Guarantors will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Debentures to be eligible for clearance and settlement through the facilities of DTC.

(g) Use of Proceeds. The Company and the Guarantors will use the proceeds of the Debentures in compliance with the credit facility and in the manner specified in the Disclosure Package and Offering Memorandum under “Use of Proceeds.”

(h) Reports. For as long as the Debentures are outstanding or a period of four (4) years from the Closing Date, whichever is shorter, the Company will deliver to the Initial Purchasers copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders generally or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Securities Act or the Exchange Act. The Company will deliver to the Initial Purchasers similar reports with respect to significant subsidiaries, as that term is defined in the Securities Act, if any, which are not consolidated in the Company’s financial statements. The Company shall be deemed to be in compliance with the delivery obligations pursuant to this Section 3(h) by publicly filing such information via the Commission’s Electronic Data Gathering and Retrieval System.

(i) Other Securities. No offering, sale, short sale, issuance or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 30 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Jefferies except for (i) options granted in the ordinary course of business under the Company’s employee or director stock option plans, (ii) shares of Common Stock issued or options to purchase shares of Common Stock granted pursuant to the Company’s stock option, stock bonus or other stock plan or employee benefit plan or dividend or investment plan existing as of the date hereof, (iii) the sale of Debentures (and the Guarantees thereof) under this Agreement, (iv) issuance of the Conversion Shares or (v) the filing of the shelf registration statement in respect of the Debentures and the Conversion Shares or any registration statement in respect of any employee, officer or director stock option or other benefit plan existing as of the date hereof.

(j) PORTALSM. The Company and the Guarantors will use their reasonable best efforts to permit the Debentures to be designated PORTALSM-eligible securities in accordance with the rules and regulations adopted by the NASD relating to the PORTALSM Market.

(k) Shares of Common Stock. The Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue Common Stock upon conversion of the Debentures.

(l) Nasdaq National Market. The Company will use its reasonable best efforts to cause all shares of Common Stock issuable upon conversion of the Debentures to be listed on the Nasdaq National Market.

(m) Exchange Act. The Company and the Guarantors will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(n) Investment Company Act. The Company and the Guarantors shall not invest, or otherwise use the proceeds received by the Company and the Guarantors from the sale of the Debentures in such a manner as would require the Company or any of the Guarantors to register as an investment company under the 1940 Act.

(o) Transfer Agent. For so long as any Debenture is outstanding, the Company will continue to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(p) No Stabilization; Manipulation. The Company and the Guarantors will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

Section 4. Payment of Expenses. The Company and the Guarantors will pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Guarantors under this Agreement, including, without limiting the generality of the foregoing, the following: (a) accounting fees of the Company and the Guarantors; (b) the fees and disbursements of counsel for the Company and the Guarantors; (c) the cost of preparing, printing and delivering to, or as requested by, the Initial Purchasers copies of the Disclosure Package, Offering Memorandum, this Agreement, the Indenture, the Registration Rights Agreement and any other documents that may be required in connection with the offering, purchase, sale, issuance or delivery of the Debentures (and the Guarantees thereof); (d) the qualification of the Debentures under securities laws in accordance with the provisions of Section 3(a) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey (subject to the limitations set forth in the Engagement Letter between the Initial Purchasers and the Company, dated April 9, 2006); (e) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Debentures (and the Guarantees thereof); (f) any fees payable in connection with the initial and continued designation of the Debentures as PORTALSM securities under the PORTALSM Market pursuant to NASD Rule 5322; and (g) the listing fee of the Nasdaq National Market relating to the Conversion Shares. Any transfer taxes imposed on the sale of the Debentures to the Initial Purchasers will be paid by the Company and the Guarantors. The Company and the Guarantors, however, shall not be required to pay for any of the Initial Purchasers’ expenses (other than those related to clause (d) above) except that, if this Agreement shall not be consummated because this Agreement is terminated by the Initial Purchasers pursuant to Section 10 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Guarantors to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of the Initial Purchasers, then the Company and the Guarantors shall reimburse the Initial Purchasers for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Debentures or in contemplation of performing their obligations hereunder; but the Company and the Guarantors shall not in any event be liable to the Initial Purchasers for damages on account of loss of anticipated profits from the sale by the Initial Purchasers of the Debentures.

Section 5. Conditions of the Obligations of the Initial Purchasers. The obligation of the Initial Purchasers to purchase the Firm Debentures on the Closing Date and the Option Debentures, if any, on the Option Closing Date is subject to the accuracy as of the date hereof and as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Guarantors contained herein, and to the performance by the Company and the Guarantors of their respective covenants and obligations hereunder and to the following additional conditions:

(a) Opinion of Counsel for the Company and the Guarantors. The Initial Purchasers shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Mayer, Brown Rowe & Maw LLP, counsel for the Company and the Guarantors dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Initial Purchasers substantially in the form attached hereto as Exhibit A.

(b) Opinion of Counsel for the Initial Purchasers. The Initial Purchasers shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Latham & Watkins LLP, counsel for the Initial Purchasers dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, dated as of such Closing Date.

(c) Accountant’s Comfort Letter. The Initial Purchasers shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of KPMG LLP, confirming that they are independent public accountants within the meaning of the Securities Act and stating that in their opinion the financial statements and schedules examined by them and included in the Disclosure Package and Offering Memorandum comply in form in all material respects with the applicable accounting requirements of the Securities Act; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to the Initial Purchasers with respect to the financial statements and certain financial and statistical information contained in the Disclosure Package and Offering Memorandum.

(d) Officers’ Certificate. The Initial Purchasers shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company and the Guarantors to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents in their official capacity as follows:

(i) The representations and warranties of the Company and the Guarantors contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(ii) Except as disclosed in the Disclosure Package and the Offering Memorandum since the respective dates as of which information is given in the Disclosure Package and the Offering Memorandum there has not been any Material Adverse Effect or any development known to such person involving a prospective Material Adverse Effect in or affecting the earnings, business, management, properties, assets, operations or condition (financial or otherwise) of the Company and the Guarantors taken as a whole, whether or not arising in the ordinary course of business; and

(iii) The officer has carefully examined the Disclosure Package and Offering Memorandum and, to such officer’s knowledge, as of the Applicable Time and the Closing Date, the statements contained in the Disclosure Package and Offering Memorandum were true and correct in all material respects and such Disclosure Package and Offering Memorandum did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the respective dates of the Disclosure Package and Offering Memorandum, no event has occurred which should have been set forth in a supplement to or an amendment of the Disclosure Package and Offering Memorandum which has not been so set forth in such supplement or amendment; provided; however, that the officer makes no representations or warranties as to information contained in or omitted from the Disclosure Package or the Offering Memorandum or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Initial Purchasers, specifically for use in the preparation thereof.

(e) Additional Certificates. The Company and the Guarantors shall have furnished to the Initial Purchasers such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Initial Purchasers may reasonably have requested in writing.

(f) Listing of Conversion Shares. The Conversion Shares have been approved as additional shares of Common Stock for listing upon notice of issuance on the Nasdaq National Market.

(g) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and each executive officer and director of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the Closing Date, shall be in full force and effect on the Closing Date.

(h) Registration Rights Agreement. At the Closing Date, the Registration Rights Agreement in form and substance reasonably satisfactory to the Initial Purchasers shall have been duly executed and delivered by the Company and the Guarantors and (assuming due execution, delivery and performance by the Initial Purchasers) be in full force and effect.

(i) PORTALSM and DTC. At the Closing Date, the Debentures shall have been designated for trading on PORTALSM and eligible for the DTC book-entry system.

(j) No Change in Long-Term Debt or Capital Stock. Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the financial condition, results of operations or business of the Company and its Subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the sole judgment of Jefferies, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Debentures (and the Guarantees thereof) on the terms and in the manner contemplated by this Agreement, Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto).

(k) Stock Exchange Listing. The Conversion Shares shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Initial Purchasers.

If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company, the Guarantors and the Initial Purchasers shall not be under any obligation to each other (except to the extent provided in Sections 4 and 8 hereof).

Section 6. Reimbursement of Initial Purchasers’s Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to Section 5 or Section 10, or if the sale to the Initial Purchasers of the Firm Debentures on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Guarantors to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors agree to reimburse the Initial Purchasers for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Debentures (and the Guarantees thereof), including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7. Subsequent Offers and Resales of the Debentures

(a) Each Initial Purchaser severally and not jointly agrees to observe the following procedures in connection with the offer and sale of the Debentures:

(i) Offers and sales of the Debentures shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or to “Non-U.S. Persons” (as defined in Reg S under the Securities Act).

(ii) No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) or in any manner involving a public offering (within the meaning of Section 4(2) of the Securities Act) will be used in connection with the offering or sale of the Debentures.

(iii) It will take reasonable steps to inform, and cause each of its U.S. affiliates to take reasonable steps to inform, persons acquiring Debentures from such Initial Purchaser or affiliate, as the case may be, in the United States that the Debentures (A) have not been registered under the Securities Act, (B) are being sold to them without registration under the Securities Act in reliance on Rule 144A or Reg S and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) to U.S. persons in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a QIB that is purchasing such Debentures for its own account or for the account of a QIB to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the Securities Act or (3) to Non-U.S. persons in accordance with Reg S.

(iv) The transfer restrictions and the other provisions set forth in the Disclosure Package and the Offering Memorandum under the heading “Transfer Restrictions,” including the legend required thereby, shall apply to the Debentures except as otherwise agreed by the Company and the Initial Purchaser or as otherwise required by law.

(b) The Company and the Guarantors covenant with the Initial Purchasers as follows:

(i) The Company and the Guarantors agree they will not, and will cause their Affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Debentures in a manner that would require the registration under the Securities Act of the Debentures.

(ii) The Company and the Guarantors agree that for so long as any of the Debentures are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, it will make available, upon request, to any holder of Debentures or prospective purchasers of

Debentures the information specified in Rule 144A(d)(4) of the Securities Act, unless the Company furnishes such information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(iii) During the period beginning on the last date of original issuance of the Debentures and ending on the date that is two years from such date, the Company and the Guarantors will not resell, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Debentures which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

Section 8. Indemnification.

(a) Indemnification of the Initial Purchasers. The Company and the Guarantors agree to indemnify and hold harmless each Initial Purchaser, its directors, officers, employees and agents, and each person, if any, who controls that Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which any Initial Purchaser or such director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the Offering Memorandum, or any amendment thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors shall not be liable under this Section 8(a) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by any Initial Purchaser through its bad faith or willful misconduct; and to reimburse the Initial Purchasers and each such director, officer, employee, agent or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Jefferies) as such expenses are reasonably incurred by the Initial Purchasers or such director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use in the Disclosure Package or the Offering Memorandum, any Preliminary Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Initial Purchasers to the Company consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Guarantors may otherwise have.

(b) Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, each of their respective directors, officers, employees and agents and each person, if any, who controls the Company and the Guarantors within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company and the Guarantors, or any such director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Disclosure Package or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Disclosure Package or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use therein; and to reimburse the Company and the Guarantors, or any such director, officer, employee, agent or controlling person for any legal and other expense reasonably incurred by the Company and the Guarantors, or any such director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Guarantors hereby acknowledge that the only information that the Initial Purchasers have furnished to the Company and the Guarantors expressly for use in the Disclosure Package or the Offering Memorandum (or any amendment or supplement thereto) are (A) the names of the Initial Purchasers and (B) the statements set forth in the third and thirteenth paragraphs under the caption “Plan of Distribution” in the Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Initial Purchasers may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Debentures (and the Guarantees thereof) pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Debentures (and the Guarantees thereof) pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Debentures (and the Guarantees thereof) pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors, and the total discounts and commissions received by the Initial Purchasers, in each case as set forth on the front cover page of the Offering Memorandum bear to the aggregate initial public offering price of the Debentures as set forth on such cover. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, the Initial Purchasers shall not be required to contribute any amount in excess of the discounts and commissions received by the Initial Purchasers in connection with the Debentures purchased by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each officer and employee and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as that Initial Purchaser, and each director, employee and person, if any, who controls the Company or any Guarantor or an with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and such Guarantor.

Section 10. Termination of this Agreement. Prior to the Closing Date this Agreement may be terminated by any Initial Purchaser by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq National Market, New York Stock Exchange, or trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the Nasdaq National Market shall have been suspended or limited (other than limitations on hours or numbers of days trading), or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the National Association of Securities Dealers, Inc.; (ii) a general banking moratorium shall have been declared by federal or New York authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in your judgment is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Disclosure Package and the Offering Memorandum or to enforce contracts for the sale of securities. Any termination pursuant to this Section 10 shall be without liability on the part of the Company to the Initial Purchasers.

Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to the other party except as provided in Section 6 hereof.

Section 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors, of their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers, the Company or the Guarantors or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Debentures (and the Guarantees thereof) sold hereunder and any termination of this Agreement.

Section 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Jefferies & Co. Inc.

520 Madison Avenue

New York, New York 10022

Facsimile: (917) 421-1941

Attention: General Counsel

CIBC World Markets Corp.

300 Madison Avenue

Third Floor

New York, NY 10017

Facsimile: (212) 667-6140

Attention: General Counsel

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Facsimile: (212) 751-4864

Attention: Robert A. Zuccaro

If to the Company:

Broadwing Corporation

1122 Capital of Texas Highway

Austin, Texas 78746

Facsimile: (512) 328-7902

Attention: General Counsel and Chief Financial Officer

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Debentures as such from the Initial Purchasers merely by reason of such purchase.

Section 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 15. Defaulting Initial Purchaser. If any Initial Purchaser shall fail or refuse to purchase Debentures that it has agreed to purchase hereunder on the Closing Date or any Option Closing Date, and the aggregate number of Debentures which such defaulting Initial Purchaser agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Debentures to be purchased on such date, the other Initial Purchaser shall be obligated to purchase the Debentures which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date. If any Initial Purchaser shall fail or refuse to purchase Debentures and the aggregate number of Debentures with respect to which such default occurs exceeds 10% of the aggregate number of Debentures to be purchased on such date, and arrangements satisfactory to the non-defaulting Initial Purchaser and the Company for the purchase of such Debentures are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the non-defaulting Initial Purchaser or the Company shall have the right to postpone the Closing Date or Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

Section 16. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified

Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company and the Guarantors, their affairs and their business in order to assure that adequate disclosure has been made in the Disclosure Package or the Offering Memorandum (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, BROADWING CORPORATION

By:	/s/ Kim D. Larsen
Name: Kim D. Larsen
Title: SVP, Co-CEO and GC

The foregoing Purchase Agreement is hereby confirmed and accepted by each of the Initial Purchasers in New York, New York as of the date first above written.

JEFFERIES & CO. INC.

By:	/s/ Jonathan Cunningham
Name: Jonathan Cunningham
Title: EVP

CIBC WORLD MARKETS CORP.

By:	/s/ Sameer Vasudev
Name: Sameer Vasudev
Title: Executive Director

The foregoing Purchase Agreement is hereby confirmed and accepted by each of the Guarantors as of the date first above written.

DORSAL NETWORKS, LLC.

By:	/s/ Kim D. Larsen
Name: Kim D. Larsen
Title: VP and GC

UNITED CABLE HOLDINGS, LLC

By:	/s/ Kim D. Larsen
Name: Kim D. Larsen
Title: VP and GC

CORVIS OPERATIONS, INC.

By:	/s/ Kim D. Larsen
Name: Kim D. Larsen
Title: VP and GC

CORVIS EQUIPMENT, LLC

By:	/s/ Kim D. Larsen
Name: Kim D. Larsen
Title: VP and GC

CORVIS GOVERNMENT SOLUTIONS, INC.

By:	/s/ Kim D. Larsen
Name: Kim D. Larsen
Title: VP and GC

C III COMMUNICATIONS, LLC

By:	/s/ Kim D. Larsen
Name: Kim D. Larsen
Title: VP and GC

BROADWING COMMUNICATIONS, LLC

By:	/s/ Kim D. Larsen
Name: Kim D. Larsen
Title: VP and GC

BROADWING COMMUNICATIONS REAL ESTATE SERVICES, LLC

By:	/s/ Kim D. Larsen
Name: Kim D. Larsen
Title: VP and GC

BROADWING COMMUNICATIONS CANADA, LLC

By:	/s/ Kim D. Larsen
Name: Kim D. Larsen
Title: VP and GC

BROADWING COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Kim D. Larsen
Name: Kim D. Larsen
Title: VP and GC

BROADWING COMMUNICATIONS CORPORATION

By:	/s/ Kim D. Larsen
Name: Kim D. Larsen
Title: VP and GC

BROADWING FINANCIAL SERVICES, INC.

By:	/s/ Kim D. Larsen
Name: Kim D. Larsen
Title: VP and GC

SCHEDULE I

GUARANTORS

Dorsal Networks, LLC.

United Cable Holdings, LLC

Corvis Operations, Inc.

Corvis Equipment, LLC

Corvis Government Solutions, Inc.

C III Communications, LLC

Broadwing Communications, LLC

Broadwing Communications Real Estate Services, LLC

Broadwing Communications Canada, LLC

Broadwing Communications Holdings, Inc.

Broadwing Communications Corporation.

Broadwing Financial Services, Inc.

SCHEDULE II

DISCLOSURE PACKAGE

SCHEDULE III

LIST OF SUBSIDIARIES

The Company holds 100% of the voting interests and 97.8% of the total interests of C III Communications, LLC.

The Company holds 66.67% of the total interests of 650 Townsend Facility Company, LLC.

The Company holds 49% of the total interests of Acme Gratings, LLC.

SCHEDULE IV

WARRANTS, OPTIONS AND OTHER CONVERTIBLE SECURITIES

Warrants to purchase 2,926,684 shares of common stock at an exercise price of $22.13 will be adjusted as a result of the issuance and sale of the Debentures to the Initial Purchasers.

SCHEDULE V

Initial Purchasers	Aggregate Principal Amount of Firm Debentures to be Purchased
Jefferies & Company, Inc.	$112,500,000
CIBC World Markets Corp	37,500,000
Total	$150,000,000

EXHIBIT A

OPINION OF MAYER BROWN

1. The Company and each of the Guarantors is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the State of Delaware.

2. The Company has all requisite power and authority to enter into and perform the Purchase Agreement, the Indenture, the Debentures and the Registration Rights Agreement dated as of the date hereof (together, the “Company Transaction Documents”), to issue, sell and deliver the Debentures pursuant to the Company Transaction Documents and to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Company Transaction Documents.

3. Each Guarantor has all requisite power and authority to enter into and perform the Purchase Agreement, the Indenture, the Guarantees and the Registration Rights Agreement dated as of the date hereof (together, the “Guarantor Transaction Documents”), to issue, sell and deliver the Guarantees pursuant to the Guarantor Transaction Documents and to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Guarantor Transaction Documents.

4. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution and delivery by the Company of the Company Transaction Documents, the authorization, issuance, sale and delivery of the Debentures pursuant to the Purchase Agreement and the consummation by the Company of the transactions contemplated by the Company Transaction Documents has been duly taken. The Company Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as set forth in such opinion.

5. All corporate action on the part of each Guarantor, its directors and its stockholders necessary for the authorization, execution and delivery by such Guarantor of the Guarantor Transaction Documents, the authorization, issuance, sale and delivery of the Guarantees pursuant to the Purchase Agreement and the consummation by such Guarantor of the transactions contemplated by the Guarantor Transaction Documents has been duly taken. The Guarantor Transaction Documents have been duly and validly executed and delivered by each Guarantor and constitute the legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their terms, except as set forth in such opinion.

6. To our knowledge, the Company has filed all reports (the “SEC Documents”) required to be filed by it under Sections 13(a) and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), in the twelve months ending on the date hereof. As of their respective filing dates, the SEC Documents complied in all material respects as to form with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission.

7. The Conversion Shares have been duly authorized and reserved by all necessary corporate action of the Company, and the Conversion Shares, if any, issued upon due

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conversion of the Debentures in accordance with the terms of the Debentures and the Indenture would, if issued today, be validly issued, fully paid and nonassessable and free of preemptive rights arising under the Company’s certificate of incorporation, bylaws or the DGCL.

8. The Company is not an Investment Company within the meaning of the Investment Company Act of 1940, as amended.

9. The statements in the Disclosure Package and the Offering Memorandum under the caption “Description of Certain Indebtedness” are accurate summaries in all material respects.

10. The statements in the Disclosure Package and the Offering Memorandum under the caption “Certain United States Federal Income Tax Consequences,” insofar as they purport to summarize certain provisions of the statutes and regulations referred to therein, are accurate summaries in all material respects.

11. No consent, license, permit, waiver approval or authorization of, or designation, declaration, registration or filing with, the Securities and Exchange Commission or any state securities regulatory authority is required in connection with the offer, sale, issuance or delivery of the Debentures and the Guarantees, other than the filing of the shelf registration statement with respect to the Registration Rights Agreement.

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EXHIBIT B

May __, 2006

Jefferies & Co., Inc.

520 Madison Avenue

New York, New York 10022

CIBC World Markets Corp.

300 Madison Avenue, 3rd Floor

New York, New York 10017

RE:	Broadwing Corporation (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares (the “Shares”) of the Company’s common stock, $.01 par value per share (the “Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out an offering (the “Offering”) of approximately $150,000,000 aggregate principal amount of its Convertible Senior Debentures due 2026, which will be convertible into shares of Common Stock, for which you will act as the initial purchasers. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into the purchase agreement with the Company and certain of its subsidiaries with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Jefferies & Company, Inc. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 30 days after the date on which the shelf registration statement filed by the Company pursuant to Rule 415 under the Securities Act of 1933, as amended, becomes effective covering the registration and resale of the debentures, shares issuable upon conversion of the debentures and the guarantees, effective. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, the undersigned may transfer any Shares or securities convertible into or exchangeable or exercisable for the Shares (i) for the purpose of satisfying any tax liabilities that accrue upon the vesting of restricted stock issued by the Company (ii) related to the sale or other disposition of Common Stock or other securities pursuant to the terms of a pre-existing trading plan, as in effect on the date hereof, established under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and (iii) either (y) during the undersigned’s lifetime to his or her immediate family or to a trust if the beneficiaries of such trust are exclusively the undersigned and/or a member or members of his or

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her immediate family or (z) upon death by will or intestacy; provided, however, that prior to any such transfer pursuant to this clause (iii) each transferee shall execute an agreement substantially identical to this agreement and which shall be satisfactory to Jefferies & Company, Inc., pursuant to which each transferee shall agree to receive and hold such Shares, or securities convertible into or exchangeable or exercisable for the Shares, subject to the provisions hereof, and there shall be no further transfer by any such transferee except in accordance with the provisions hereof. For purposes of clause (iii) above, “immediate family” shall mean spouse, lineal descendant, father, mother, brother, sister or domestic partner of the transferor, whether by law or otherwise, or any grandparent, mother-in-law, father-in-law, daughter-in-law, brother-in-law, stepchild, grandchild or step-grandchild, uncle, aunt, niece or nephew of the transferor, and which shall include adoptive relationships.

Notwithstanding anything to the contrary contained herein, if the Offering is not completed by May 26, 2006, this agreement shall automatically terminate.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

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